Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of Nicholas Financial, Inc. of our report dated June 24, 2022, relating to the consolidated financial statements of Nicholas Financial, Inc. and its Subsidiaries, appearing in the Annual Report on Form 10-K of Nicholas Financial, Inc. and Subsidiaries for the year ended March 31, 2022.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ RSM US LLP

Raleigh, North Carolina
January 10, 2024